                    FOX VALLEY EXECUTIVE OFFICE CENTER LEASE


    This Lease, made as of December 10, 1993 between LASALLE NATIONAL TRUST, N.A., as successor trustee to LaSalle National Bank of Chicago, Illinois, not individually, but as Trustee under Trust Agreement dated August 1, 1979, known as Trust No. 101293 (hereinafter called "Landlord"), and Westell, Incorporated, an Illinois Corporation (hereinafter called "Tenant").

                              W I T N E S S E T H:

ARTICLE 1:  Demised Premises; Term

    Landlord does hereby demise and lease to Tenant for use only by Tenant, and Tenant hereby accepts, the premises shown crosshatched on Exhibits Al and A2 attached hereto and made a part hereof, containing approximately 29,999 square feet of rentable area (4,753 square feet on Level 1 and 25,246 square feet on Level 4), commonly known as Suite Nos. 110, 112 & 400 of the Fox Valley Executive Office Center (hereinafter called the "Premises"), located at 75 Executive Drive in the City of Aurora, Illinois (said building and the land upon which' it is situated, and such land and improvements as designated by Landlord for use in conjunction with said building, are hereinafter collectively referred to as the "Building"), for a term commencing on March 1, 1994 (the "Commencement Date"), and terminating on February 28, 1998 (hereinafter called the "Term") ; unless sooner terminated as herein provided, subject to the provisions herein contained.

ARTICLE 2:  Use

    Tenant shall use and occupy the Premises for general office purposes and incidental uses, and for no other purpose whatsoever. Tenant shall not use or permit upon the Premises anything that will invalidate any policies of insurance now or hereafter carried on the Building or that will increase the rate of insurance on the Premises or on the building. Tenant shall pay all extra insurance premiums which may be caused by the use over and above the use described above which Tenant shall make of the Premises. Tenant shall not use or permit upon the Premises anything that may be dangerous to life or limb. Tenant shall comply with all governmental, health and police requirements and regulations respecting the Premises, and shall not conduct or permit to be conducted on the Premises any business which is contrary to the laws of the United States of America or of the State of Illinois, or which is contrary to the ordinances of the City of Aurora. Tenant shall not use the premises for lodging, sleeping or for any immoral or illegal purposes. Tenant shall not at any time use the Premises, nor permit the Premises to be used, for the manufacture, sale, barter, trade, gift or service of any spirituous, fermented, intoxicating or alcoholic liquors on the Premises. Tenant shall not at any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form by or to any Tenant's agent or employees or any other parties on the Premises, provided, however the use of vending machines installed in the Premises for use by Tenant's employees, guests and invitees shall be permitted.

ARTICLE 3:  Base Rent

    Tenant shall pay to Landlord, at the office of Landlord or at such other place as Landlord may designate, rent for the Premises (hereinafter called "Base Rent") at the annual rate specified below during the applicable portion of the Term payable in equal monthly installments in advance on the first day of each and every calendar month of the Term specified below:

                   BASE RENT          ANNUAL           MONTHLY
LEASE YEAR         RENTAL RATE        BASE RENT        BASE RENT
     1             $ 10.25            $307,489.75      $25,624.15
     2             $ 11.00            $329,989.00      $27,499.08
     3             $ 12.50            $374,987.50      $31,248.96
     4             $ 13.50            $404,986.50      $33,748.88

     All unpaid amounts due to Landlord under this' Lease, including, but not limited to Base Rent, shall bear interest at the rate of 12% per annum from 10 days after Landlord's notice thereof until paid. Rent for any partial month shall be prorated based on the monthly rent for the subsequent month.

ARTICLE 4:  Rent Adjustments

    4.1 In addition to paying the Base Rent specified in Article 3 hereof, Tenant shall pay as "Additional Rent", the amount determined as hereinafter set forth. The Base Rent and the Additional Rent are sometimes collectively referred to as the "Rent". All amounts due under this Section as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent, except that the obligation to pay the Additional Rent shall not commence until January 1, 1996. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay the Additional Rent provided for in Article 4 shall survive the expiration of the term. For any partial Calendar Year, Tenant shall be obligated to pay only a pro rata share of the Additional Rent, based on the number of the days of the Term falling within such Calendar year.

    4.2    Definitions.  As used in this Article 4, the terms:

    4.2.1 "Calendar Year" shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires;

    4.2.2 "Base Year" shall mean calendar year 1995 as it relates to Taxes and shall mean calendar year 1996 as it relates to Operating Expenses.

    4.2.3 "Taxes" shall mean all taxes and assessments of every kind and nature which Landlord shall pay or become obligated to pay in respect to a Calendar Year because of or in connection with the ownership, leasing, management, control and operation of the Building, subject to the following:

           (i) the amount of ad valorem real and personal property taxes against Landlord's real and personal property to be included shall be the amount shown by the latest available tax bills on the last day of the Calendar Year in respect to which Taxes are being determined;

           (ii) the amount of special taxes or special assessments to be included shall be limited to the amount of the installments (plus any interest, other than penalty interest, payable thereon) of such special taxes or special assessments required to be paid during the Calendar Year in respect to which Taxes are being determined;

           (iii) the amount of any tax or excise levied by the State of Illinois, the City of Aurora, any political subdivision or either, or any other taxing body on rents or other income from the Building to be included shall not be greater than the amount which would have been payable on account of such tax or excise by Landlord during the Calendar Year in respect to which Taxes are being determined had the income received by Landlord from the Building (excluding amounts payable under this subparagraph (iii)) been the sole taxable income of Landlord for such Calendar Year, and shall not be included unless levied or assessed as a substitute, in whole or in part, for real property taxes;

           (iv) the amounts reasonably expended by Landlord in any Calendar Year for attorneys, appraisers and other costs and expenses in respect to any effort by Landlord to minimize Taxes shall be included in Taxes for the Calendar Year in which such fees, costs or expenses are incurred, regardless of whether any reduction or limitation is obtained;

           (v) there shall be excluded from Taxes all income taxes (except those which may be included in subparagraph A(iii) above) excess profits taxes, franchise capital stock, inheritance or estate taxes, and license, inspection or permit fees.

    4.2.4 "Operating Expenses" shall mean all expenses, costs and disbursements (other than Taxes) of every kind and nature which Landlord shall pay or become obligated to pay in respect to a Calendar Year because of or in connection with the ownership, management, maintenance, operation and repair of the Building and of the personal property, fixtures, machinery, equipment, systems and apparatus located thereon or used in connection therewith, except the following:

           (i) costs of alterations of tenant spaces (including tenant spaces pursuant to Article 9 hereof);

           (ii) depreciation, interest and principal payments on mortgages, and other debt costs, if any;

           (iii) expenses incurred in leasing or procuring new tenants, such as real estate brokers' leasing commissions (including all renewal leasing commissions) or compensation and advertising expenses;

           (iv) expenses for repairs or other work occasioned by fire, windstorm or other casualty;

           (v) legal expenses in enforcing the terms of any other lease in the Building;

           (vi) any amount payable by Landlord to any tenant by reason of Landlord's default in obligations to such tenant or as damages, reimbursement or indemnity to any person because of any act or omission of Landlord;

           (vii) salary costs for management personnel above level of building manager; and

           (viii) capital expenditures, except those: (a) made primarily to reduce Operating Expenses, or to comply with any municipal, state or federal laws or other governmental requirements or (b) for replacements (as opposed to additions or new improvements) of nonstructural items located in the common areas of the property required to keep such areas in good condition; provided all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of (i) their useful lives, or (ii) the period during which the reasonably estimated savings in operating Expenses equals the expenditures.

If the Building is not fully occupied during all or a portion of any Calendar Year, Landlord may elect to make an appropriate adjustment to the variable components of operating Expenses for such year employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building been fully occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.

    4.2.5 "Tenant's Proportionate Share" shall be the percentage resulting from dividing the number of square feet of rentable area included in the Premises, which is 29,999 square feet, by the number of square feet of rentable area in the Building, which is approximately one Hundred Seven Thousand Two Hundred Thirty-One (107,231) square feet. Tenant's Proportionate Share is 27.98%.

    4.3 Tenant shall pay to Landlord or Landlord's agent as Additional Rent, in addition to the Base Rent required by Paragraph 3 hereof, an amount ("Expense Adjustment Amount") equal to Tenant's Prorata Share of the amount by which the Operating Expenses (subject to adjustment pursuant to Subparagraph
4.4 hereof) incurred with respect to each Calendar Year exceeds the operating Expenses incurred in the Base Year. The Expense Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments, in an amount estimated from time to time by Landlord and communicated by written notice to Tenant. Landlord shall cause to be kept books and records showing Operating Expenses in accordance with an appropriate system of accounts and accounting practices, consistently maintained. Following the close of each Calendar Year, Landlord shall cause the amount of the Expense Adjustment Amount for such Calendar Year to be computed based on Operating Expenses for such Calendar Year and Landlord shall deliver to Tenant a statement of such amount and Tenant shall pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceeds the actual Expense Adjustment Amount due from Tenant for such Calendar Year, at Landlord's option such excess shall be refunded by Landlord, provided Tenant is not then in default hereunder. Delay in computation or billing of the Expense Adjustment Amount shall not be deemed a default hereunder or a waiver of Landlord's right to collect the Expense Adjustment Amount.

    4.3.1 Tenant shall pay to Landlord or Landlord's agent as Additional Rent, in addition to the Base Rent required by Paragraph 3 hereof,an amount ("Tax Adjustment Amount") equal to Tenant's Prorata Share of the amount by which the Taxes incurred with respect to each Calendar Year exceeds the Taxes incurred in the Base Year. The Tax Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments, in an amount estimated from time to time by Landlord and communicated by written notice to Tenant. Landlord shall cause to be kept books and records showing Taxes in accordance with an appropriate system of accounts and accounting practices, consistently maintained.
Following the close of each Calendar Year, Landlord shall cause the amount of the Tax Adjustment Amount for such Calendar Year to be computed based on Taxes for such Calendar Year and Landlord shall deliver to Tenant a statement of such amount and Tenant shall pay any deficiency to Landlord as shown by such statement within-thirty (30) days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceeds the actual Tax Adjustment Amount due from Tenant for such Calendar Year, at Landlord's option such excess shall be refunded by Landlord, provided Tenant is not then in default hereunder. Delay in computation or billing of the Tax Adjustment Amount shall not be deemed a default hereunder or a waiver of Landlord's right to collect the Tax Adjustment Amount.

    In determining the amount of Taxes for any year, Landlord shall take the benefit of the provisions of any statute or ordinance permitting any special assessment to be paid over a period of time, and Tenant shall be obligated to pay only its proportionate share of the installments (plus any interest payable thereon) of any such assessments which shall become due and payable during the term of this Lease. Landlord shall,, where appropriate, protest the assessment used in computing real estate taxes against the Building or the Premises. All references to Taxes "for" a particular year shall be deemed to refer to taxes paid during such year without regard to when such Taxes are assessed or levied.

    In the event this Lease shall have been in effect for less than the full Calendar Year immediately preceding Tenant's receipt of such report, Expense Adjustment Amount for such Calendar Year shall be prorated.

    4.4 If Landlord is not furnishing any particular work or service to another tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord or for any other reason (the cost of which, if performed by Landlord, would be included in operating Expenses), Operating Expenses shall be deemed for the purposes of this Paragraph to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such other tenant.

    4.5 In no event shall rent adjustment result in a decrease in the annual Base Rent payable hereunder.

ARTICLE 5:  Services

     5.1 Landlord shall provide the following services during the Term hereof:

    5.1.1 All interior and exterior janitorial and maintenance services in a manner consistent with comparable office buildings in Aurora, including removal of refuse from the Building's exterior trash collection area, landscape maintenance, exterior window washing, building maintenance, snow removal and parking lot maintenance, all at intervals to be reasonably determined by Landlord.

    5.1.2 Heating and air-conditioning to provide, in Landlord's reasonable judgement, for normal comfort in the Premises from 7:00 a.m. to 7:00 p.m. Monday through Friday, Saturdays from 7:00 a.m. to 1:00 p.m., Sundays and holidays excepted.

    5.1.3 Water (cold) from regular Building outlets for drinking, lavatory and toilet purposes, and electric service to the Premises. The cost for water service shall be included in Operating Expenses. Electric service shall be individually metered to the Premises at Landlord's sole cost and expense. All charges for electric service shall be billed directly to Tenant by the company furnishing same and Tenant shall be solely responsible for making such arrangements with the utility company as may be necessary for the furnishing thereof to the Premises.

    5.2 Tenant, at Tenant's sole cost and expense, shall provide for replacement of fluorescent bulbs and ballasts.

    5.3 Neither Landlord nor Landlord's beneficiary, nor any company, firm or individual operating, maintaining, managing or supervising the plant or facilities furnishing any of the services described in the paragraph immediately preceding, nor any of their respective agents, customers, or invitees or anyone claiming through or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action, because of any interruption or discontinuance at any time for any reason in the furnishing of any of the services described in the paragraph immediately preceding; nor shall any such interruption or discontinuance be deemed an eviction or disturbance of Tenant's use or possession of the Premises or any part thereof; nor shall any such interruption or discontinuance relieve Tenant from full performance of Tenant's obligations under this Lease. Notwithstanding anything to the contrary in the Lease, if: (a) any services or utilities are interrupted or discontinued (and not as a result of any act of Tenant), and Tenant is unable to and does not use, the Premises as a result of such interruption or discontinuance, and (b) Tenant shall have given written notice respecting such interruption or discontinuance to Landlord, and Landlord shall have failed to cure such interruption or discontinuance within five (5) consecutive days after receiving such notice, or such additional time as may be required due to acts of God, force majeure, casualty damage, strikes, shortages of labor or materials, or other causes beyond, Landlord's reasonable control, Rent hereunder shall thereafter be abated until such time as such services or utilities are restored or Tenant begins using the Premises again, whichever shall first occur.

ARTICLE 6:  Possession

    6.1 In the event that Landlord fails (i) to substantially complete any improvements to the Premises required to be performed by Landlord under any separate agreement signed by both parties, or (ii) to deliver possession of the Premises, for any other reason, including but not limited to, holding over by prior occupants, this Lease shall nevertheless continue in full force and effect, and no liability shall arise against Landlord out of any such delay beyond the abatement of rent until the Premises are ready for occupancy; provided however, there shall be no abatement of rent if the Premises are not ready for occupancy because of failure to complete the installation of special equipment, of fixtures or materials ordered by Tenant or due to any fault of Tenant. If Tenant shall enter into possession of all or any part of the Premises prior to the Commencement Date, all of the covenants and conditions of this Lease shall be binding upon the parties hereto in respect to such possession the same as if the first day of the Term had been fixed as to the date when Tenant entered into said possession, except that Tenant shall not be obligated to pay rent to Landlord for the period prior to the Commencement Date.

ARTICLE 7:  Assignment and Subletting

    7.1 Tenant shall not transfer, assign, sublet, enter into a license or concession agreement or hypothecate this Lease or Tenant's interest in and to the Premises, permit any transfer of Tenant's interest created hereby or allow any lien upon Tenant's interest whether by operation of law or otherwise, nor permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant I without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any attempt to transfer, assign, sublet, license, hypothecator transfer by operation of law or permit the occupancy of the Premises by a party other than Tenant shall be void and confer no rights on any third party. Each transfer, assignment, subletting, license, hypothecation, transfer by operation of law or occupation by a party other than Tenant to which there has been consent shall be by an instrument in writing, in form reasonably satisfactory to Landlord, and shall be executed by the transferrer, assignor, sublessor, licensor, hypothecator, or mortgagor and the transferee, assignee, sublessee, licensee, or mortgagee who shall agree in writing for the benefit of the Landlord to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant one executed copy of such written instrument inform satisfactory to Landlord shall be delivered to Landlord prior to the effective date thereof.

    7.2 Consent by Landlord to any assignment or subletting shall not include consent to the assignment or transferring of any lease renewal option rights or space option rights of the Premises, special privileges or extra services granted to Tenant by this Lease, or rider or amendment hereto or letter of agreement, unless Landlord specifically grants in writing such options, rights, privileges, or services to such assignee or sublessee.

    7.3 The consent by Landlord to any transfer, assignment, subletting, license, hypothecation, transfer by operation of law or occupation by a party other than Tenant shall not constitute a waiver of the necessity of such consent to any subsequent or additional transfer, assignment, subletting, license, hypothecation, transfer by operation of law or occupation by a party other than Tenant, nor constitute a release of Tenant's liability or responsibility hereunder.

    7.4 In the event that Landlord consents to any assignment or sublease of any portion of the Premises, as a condition of Landlord's consent, if Landlord so elects to consent, Tenant shall pay to Landlord fifty percent (50%) of all profit derived by Tenant from such assignment or sublease after deducting any reasonable tenant improvement allowance or free rent periods. Tenant shall furnish Landlord with a sworn statement, certified by an independent certified public accountant, setting forth in detail the computation of profit (which computation shall be based upon generally accepted accounting principles), and Landlord, or its representatives, shall have access to the books, records and papers of Tenant in relation thereto, and to make copies of such assignment shall be deemed an item of such profit. If a part of the consideration for such assignment shall be payable other than in cash, the payment to Landlord shall be payable in accordance with the foregoing percentage of the cash and other non-cash considerations in such form as is reasonably satisfactory to Landlord. Such percentage of Tenant's profits shall be paid to Landlord promptly by Tenant upon Tenant's receipt from time to time of periodic payments from such assignee or subtenant or at such other time as Tenant shall realize its profits from such assignment or sublease.

    7.5 Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to assign this Lease or sublet all or a portion of the Premises to an entity which (i) is a subsidiary of Tenant or is an entity of which the controlling owners are the controlling owners of Tenant and (ii) has a net worth substantially similar to that of Tenant.

ARTICLE 8:  Condition of Premises

    Tenant is taking possession of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession thereof except as to latent defects. No promise of Landlord to alter, remodel, repair, decorate, clean or improve the Premises or the Building, and no representation respecting the condition of the Premises or the Building has been made by Landlord to Tenant, other than as may be contained herein.

ARTICLE 9:  Repairs

    Tenant shall, at its sole expense, keep the Premises in good repair and tenantable condition during the Term, and Tenant shall repair all damages to the Premises (except for reasonable wear and tear and as otherwise provided in Article 12 of the Lease), including the replacement or repair of all damaged or broken glass, fixtures and appurtenances within any reasonable period of time specified by Landlord, all such repairs and replacements to be made under the supervision and with the prior reasonable approval of Landlord, using only contractors or other persons reasonably acceptable to the Landlord. If Tenant does not promptly after notice by Landlord make such repairs or replacements, the reasonable amount paid by Landlord for such repairs and replacements shall be deemed Additional Rent reserved under this Lease due and payable forthwith. Landlord may, but shall not be required so to do, enter the Premises at all reasonable times to make any repairs, alterations, improvements or additions and Landlord shall desire or deem necessary for the safety or preservation of the Premises or the Building, or as Landlord may be required to do by the City of Aurora or by the order or decree of any court or by any other proper authority. The cost of all repairs made by Landlord to the Building which are made necessary as a result of misuse or neglect by Tenant or its employees, invitees or agents shall be immediately paid by Tenant to Landlord upon being billed for same.

ARTICLE 10:  Alterations and Improvements

    Tenant shall not, without prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, make any alterations, improvements, additions or installations or perform any decorating, painting or other similar work in or about the Premises. If Landlord so consents, before commencement of any such work or delivery of any materials into the Premises or the Building, Tenant shall furnish to Landlord for approval architectural plans and specifications, names and addresses of all contractors, contracts, necessary permits and licenses, certificates of insurance and instruments of indemnification against any and all claims, costs, expenses, damages and liabilities which may arise in connection with such work, all in such form and amount as may be reasonably satisfactory to Landlord. Whether or not Tenant furnishes the forgoing, Tenant agrees to hold Landlord, and the Landlord's beneficiaries, and their respective agents and employees forever harmless against all claims and liabilities of every kind, nature and description which may arise out of, or in any way be connected with, such work. All such work shall be done only by contractors or mechanics approved by Landlord and at such time and in such manner as Landlord may from time to time designate. Tenant shall promptly pay the cost of all such work and the cost of decorating the Premises and the Building occasioned thereby. Upon completion of such work, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith. All such work shall comply with all insurance requirements and with all laws, ordinances, rules and regulations of all governmental authorities, and shall be done in a good and workmanlike manner and with the use of good grades of materials. Tenant shall permit Landlord to supervise construction operations in connection with such work.
All alterations, improvements, additions and installations to or on the Premises other than trade fixtures and professional equipment, shall become part of the Premises at the time of their installation.

ARTICLE 11:  Covenant Against Liens

     Tenant agrees not to permit or suffer any lien of any mechanic or material supplier to be placed or filed against the Premises or the Building. Nothing contained in the Lease shall authorize Tenant to do any act which shall in any way encumber Landlord's title to any claims by way of lien or encumbrance, whether claimed by operation of law or by virtue of any expressed or implied contract of Tenant, and any claim to a lien upon the Building or Premises arising from any act or omission of Tenant shall attach only against Tenant's interest and shall in all respects be subordinate to Landlord's title to the Building and the Premises. In the event any lien (or any notice preliminary to lien) shall be asserted against Landlord, Tenant shall promptly remove any such lien or encumbrance by bond or otherwise. If Tenant has not satisfied any such lien (or notice) within fifteen (15) days after written notice to Tenant by Landlord, Landlord may pay the amount necessary to satisfy same,, without being responsible for making any investigation as to the validity thereof, and the amount so paid shall be deemed Additional Rent reserved under this Lease due and payable forthwith.

ARTICLE 12:  Damage or Destruction by Fire or Casualty

    12.1 If the Building (including machinery and equipment used in its operation) or the Premises are destroyed or made substantially untenantable by fire or other casualty, and in the event any such damage has not been caused by any act or neglect of Tenant, its agents, servants, employees, guests, licensees or invitees, the Base Rent plus rent adjustments shall abate beginning with the date of such fire or other casualty and ending with the date when the Premises are again rendered tenantable, such abatement to be in an amount bearing the same ratio to the total amount of rent for such period as the untenantable portion of the Premises bears to the entire Premises.
Landlord may elect to: (i) terminate this Lease as of the date of such fire or other casualty by delivery of a notice of termination to Tenant within sixty
(60) days after said date; or (ii) proceed, at Landlord's expense, with due diligence to repair, restore or rehabilitate the Building or the Premises, other than leasehold improvements paid for by Tenant, in as good condition as when Tenant took possession.

    12.2 If the Premises or the Building are damaged by fire or other casualty, but are not made substantially untenantable, however, then Landlord shall proceed with due diligence to repair and restore the Building or the Premises, unless such damage occurs during the last twelve (12) months of the Term, in which event Landlord shall have the right to terminate this Lease as of the date of such fire or other casualty by delivery of written notice of termination to Tenant within thirty (30) days after said date.

    12.3 Landlord shall have no duty to repair or restore Tenant's fixtures, including, but not limited to, office fixtures, special wall and floor coverings, special lighting fixtures, built-in cabinets and bookshelves, decorations or furniture.

    12.4 Notwithstanding Article 12 of the Lease to the contrary, Tenant may terminate this Lease if Tenant is unable to use all or a substantial portion of the Premises as a result of fire or other casualty not caused by Tenant or its employees or agents and; (a) Landlord fails to commence restoration work to the Premises and access thereto within sixty (60) days after the damage occurs or
(b) Landlord fails to substantially complete such work within 180 days after commencing the same, or such additional time as may be necessary due to strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages or other causes beyond Landlord's reasonable control, or (c) such work is reasonably estimated (which estimate Landlord shall provide within sixty (60) days following the casualty), to take more than 180 days to substantially complete after being commenced, or (d) more than 25% of the Premises is affected by the damage and fewer than 12 months remain in the Term. In order to exercise any of the foregoing rights, Tenant must send Landlord at least sixty (60) days, (but not more than 120 days) advance notice specifying the basis for termination, and such notice shall be given no later than thirty (30) days following the occurrence of the condition serving as a basis of the termination right invoked by Tenant. Such termination rights shall not be available to Tenant if Landlord substantially completes the repairs to the Premises and access thereto within sixty (60) days after Tenant's notice. Notwithstanding anything to the. contrary contained herein, if Tenant or its officers, employees, contractors, invitees or agents delay Landlord in performing the repairs, Landlord shall have additional time to complete the work equal to such delay and Tenant shall pay Landlord all Rent for the period of such delay.

ARTICLE 13:  Insurance

    13.1 Landlord shall purchase and keep in full force and effect insurance on the Building, and such other portions of the Building which in Landlord's reasonable judgment are used in conjunction with or required for the Building, against fire, extended coverage and "all risks" perils (including flood and earthquake, if applicable) in an amount not less than the full replacement cost of the Building, or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies.

    13.2 Tenant shall purchase and maintain throughout the Term at its sole expense physical damage insurance from insurers reasonably acceptable to Landlord covering all additions, improvements and alterations to the Premises other than the building standard tenant improvements provided by Landlord (or the equivalent value thereof) and all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance.

    13.3 Landlord and Tenant intend that the risk of loss or damage be borne by responsible insurance carriers to the extent above provided and Landlord and Tenant hereby agree to look solely to, and to seek recovery only from the respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. Landlord and Tenant agree that monies collected from such insurance shall be used toward the full compliance of the obligations of Landlord and Tenant under this Lease in connection with damage resulting from fire or other casualty, subject to the rights and approval of any ground lessor or any mortgagee holding a first mortgage lien on the Building or any portion thereof which the Premises are a part.

    So long as it may be permitted by Landlord's insurer, without payment of extra premiums, Landlord hereby agrees to waive its right of recovery against Tenant, its successors or assigns, for, any fire and or any other peril covered by any policy of insurance for losses to the Premises, and the building including any structural alterations. In consideration thereof, Tenant waives, as long as it may be permitted by Tenants's insurer, without payment of extra premiums, and shall cause its insurance carrier to waive, its right of recovery against Landlord, or mortgagee, its partners, affiliates, any ground lessor and their respective employees, agents, successors and assigns, for any fire or any other peril covered by policy of insurance for losses occurring to the property belonging to Tenant which may be placed in the Premises or the Building.

    13.4 Tenant shall purchase and maintain, commencing with the date hereof, insurance coverage with respect to the Premises in companies licensed to do business in the state where the property is located and reasonably satisfactory to Landlord and with such increases in limits as Landlord may from time to time request. All such insurance shall include the condition that it is primary and that any such insurance maintained by Landlord is excess and noncontributory. Tenant shall maintain the following coverages in the following amounts:

           (i) comprehensive general liability insurance covering Tenant and Landlord, its partners, affiliates, any ground lessor or mortgagee and their respective agents and employees as additional insured parties for claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liability or use of the Premises, for limits of liability not less than:

    Bodily Injury and Property Damage Liability
    $2,000,000 each occurrence/aggregate

    Personal Injury Liability
    $2,000,000 each occurrence/aggregate

           (ii) Comprehensive automobile insurance covering Tenant and Landlord, its partners, affiliates, any ground lessor or mortgagee and their respective agents and employees as additional insured parties for claims of bodily injury, personal injury and property damage arising out of all owned, non-owned and hired automobiles of Tenant including the loading and unloading of any automobile with limits of liability not less than:

    Bodily Injury and Property Damage
    $2,000,000 each accident

Tenant shall provide Landlord with duplicate copies Of policies or original certificates of insurance ten (10) days after the date hereof and from time to time thereafter as required by Landlord evidencing that the aforesaid insurance is in full force and effect. All policies and certificates shall provide that a minimum of thirty (30) days written notice shall be given to Landlord and to Landlord's managing agent by any such insurance company prior to the cancellation, termination or material change of such coverage. All insurance herein required shall be deemed to be additional obligations of Tenant and not in discharge of or a limitation to Tenant's obligation to indemnify Landlord, any ground lessor or mortgagee and their respective employees and agents under
Article 15 hereto.  Any insurance policies hereunder may be "blanket policies".

    13.5 Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If by reason of the failure of Tenant to comply with the provisions of this Paragraph, any insurance coverage is jeopardized or insurance premiums are increased, Landlord shall have the option either to terminate this Lease or to require Tenant to make immediate payment of the increase insurance premium.

    13.6 Landlord shall maintain during the Term comprehensive (or commercial) general liability insurance, with limits of not less than $1,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence.

ARTICLE 14:  Condemnation

    14.1 If the whole or any substantial part of the Premises or Building shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, this Lease shall terminate upon the date of the taking of possession by the condemning authority.

    14.2 If less than a substantial part of the Building or the Premises shall be taken or condemned for any public or quasi-public use or purpose, or if any adjacent property or street shall be condemned or improved in such manner as to require the use of any part of the Premises or of the Building, then at the election of Landlord expressed by delivery of written notice to Tenant within sixty (60) days after said date of taking, condemnation or improvement, this Lease shall terminate as of said date without any payment to Tenant therefor. Tenant shall have reciprocal termination rights if the whole or any material part of the Premises is permanently taken, or if access to the Premises is permanently materially impaired.

    14.3 In the event of any such termination, rent shall be apportioned as of the date of such termination.

    14.4 The entire compensation awarded in or by reason of said eminent domain proceedings shall belong to Landlord without any deduction therefrom for any present or future estate or interest of Tenant, and Tenant hereby assigns to Landlord all of Tenant's rights, title and interest in and to any and all such compensation together with any and all rights, estate and interest of Tenant now existing or hereafter arising in and to the same or any part thereof. Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, and for moving expenses (so long as such claim does not diminish the award available to Landlord or any Holder, and such claim is payable separately to Tenant).

ARTICLE 15:  Waiver of Claims

    15.1 Tenant agrees that except for the wrongful actions or negligence of Landlord, its beneficiaries, agents, invitees and employees, Landlord, its beneficiaries and their officers, agents, servants and employees shall not be liable and Tenant waives all claims, for any damage either to persons or property sustained by Tenant or by other persons due to the Building or Premises or any part thereof or any appurtenances thereto becoming out of repair, or due to the happening of any occurrence in or about the Building or Premises. This provision shall apply particularly (but not exclusively)to damage caused by: (a) any: equipment or appurtenances becoming out of repair;
(b) the Premises or the Building being out of repair; (c) injury or damage done or occasioned by wind, water, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, vandalism, riot or disorder or other casualty; (d) any defect in or failure of plumbing, heating ventilating or air conditioning equipment, electric wiring or installation thereof, gas, water, steam pipes, stairs, railing or walks; (e) broken glass; (f) the backing up of any sewer pipe or downspout or any sewer gas or other odor; (g) the bursting or leaking of any tank, tub, washstand, water closet, waste pipe, drain, cooling coil or any other pipe or tank in, upon or about the Building or Premises; (h) the escape of steam or hot water; (i) water, snow or ice being upon or coming through the roof, walls, skylight, trapdoor, stairs, walks or any other place upon or near the Building or Premises or otherwise; (j) the falling of any fixture, plaster or stucco; or (k) any act, omission, or negligence of co-tenants or of other persons or occupants of the Building or of adjoining or contiguous buildings or of owners of adjacent or contiguous property, and shall apply without distinction to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind or nature. Tenant further agrees that all personal property upon the Premises shall be at the risk of Tenant only, and that Landlord shall not be liable for any damage thereto or theft thereof.

    15.2 Except for those arising out of the negligence of Landlord, its beneficiaries and their agents, servants, invitees and employees, Tenant agrees to protect, defend, indemnify and save Landlord, Landlord's beneficiaries and their officers, agents, servants and employees harmless from and against any and all liabilities, damages and expenses arising out of or in connection with Tenant's use or occupancy of the Premises or Tenant's activities in the Building.

    15.3 Except for those arising out of the negligence of Tenant, its beneficiaries and their agents, servants, invitees and employees, Landlord agrees to protect, defend, indemnify and save Tenant, Tenant's beneficiaries and their officers, agents, servants and employees harmless from and against any and all liabilities, damages and expenses arising out of or in connection with Landlord's use of the Premises or Landlord's activities in the Building.

ARTICLE 16:  Default

    16.1 It is agreed that in the event: (a) Tenant vacates or abandons the Premises or permits the same to remain vacant or unoccupied for a period of twenty (20) days and fails to pay Rent as it comes due, (b) the Base Rent, rent adjustments or any part thereof shall be paid for five (5) days after written notice thereof to Tenant; (c) default shall be made in the prompt and full performance of any covenant, condition or agreement of this Lease to be kept or performed by Tenant and Tenant shall fail to promptly and fully cure such default or breach of performance within thirty (30) days after written notice thereof by Landlord or if such default or breach is not susceptible to cure within said thirty (30) days, Tenant fails to promptly commence said cure and diligently prosecute said cure to completion; (d) all or any substantial part of the assets of Tenant, including the leasehold interest hereunder of Tenant, are attached, seized, or become subject to a writ or distress warrant, are levied upon or come within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors and such attachment, seizure, writ, warrant or levy is not withdrawn or removed within twenty (20) days after becoming effective; (e) a notice of lien or levy is filed with respect to all or any of Tenant's assets located on the Premises by any federal, state, county or municipal body, department, agency or instrumentality for taxes or debts then owing by tenant and such notice is not released or withdrawn within twenty
(20) days after its filing (provided Tenant shall have the right to protest in good faith); or (f) any proceeding shall be commenced to declare Tenant or any Guarantor of this Lease bankrupt or insolvent or to obtain relief under any chapter or provision of any bankruptcy or debtor relief law or act or to reduce or modify Tenant's or Guarantor's debts or obligations or to delay or extend the payment thereof, or any assignment of Tenant's or Guarantor's property be made for benefit of creditors, or if a receiver or trustee be appointed for Tenant or Guarantor or Tenant's or Guarantor's property or business (unless in the case of a petition filed against Tenant or Guarantor the same is dismissed within sixty (60) days), then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease and thereupon at its option, without further notice or demand of any kind to Tenant or Guarantor or any other person, may have, in addition to all other legal or equitable remedies, the following described remedies:

           (i) Landlord may elect to terminate this Lease and the Term created hereby in which event Landlord forthwith may repossess the Premises and Tenant shall pay at once to Landlord as damages, in addition to other sums of money and damages due or to become due to Landlord from Tenant, a sum of money equal to the Base Rent and rent adjustments provided in this Lease and all other sums provided to be paid by Tenant to Landlord for the balance of the stated term over the fair rental value of the Premises for said period. For purposes of determining the rent adjustments to be paid by Tenant pursuant to this subparagraph, Landlord shall use the rent adjustment payable for the Calendar Year immediately preceding the year in which the Lease is terminated pursuant to this subparagraph multiplied by the remaining years and fractions thereof of the stated Term of this Lease.

           (ii) Landlord may elect to terminate Tenant's right of possession without termination of this Lease in which event Tenant agrees to surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises, in whole or in part, with or without process of law, to repossess Landlord of the Premises or any part thereof and to expel or remove Tenant and any other person, firm or corporation who may be occupying or within the Premises or any part thereof and remove any and all property therefrom without terminating the Lease or releasing tenant in whole or in part from Tenant's obligation to pay rent and perform the covenants, conditions and agreements to be performed by Tenant as provided in this Lease without being deemed in any manner guilty of trespass.

    16.2 Upon and after entry into possession without terminating this Lease and subject to the requirement of any applicable law to mitigate damages, Landlord may, but shall not be obligated to, relet all or any part of the Premises for such rent and upon such terms and to such person, firm or corporation and for such period or periods as Landlord in Landlord's sole discretion shall determine, including the right to relet the Premises for a term greater or lesser than that remaining under the stated Term of this Lease and the right to relet the Premises as a part of a larger area and the right to change the character or use made of the Premises, and Landlord shall not be required to accept any tenant offered by Tenant, to observe any instruction given by Tenant about such reletting or to do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages of Tenant. For the purpose of such reletting, Landlord may decorate or make reasonable repairs, changes, alterations or additions in or to the Premises to the extent in good faith deemed by Landlord reasonably necessary. All such consideration so received shall be the sole property of Landlord; provided, however, if the consideration collected by Landlord upon any such reletting for Tenant's account is not sufficient to pay the rent and other sums reserved in this Lease, together with an amount equal to (i) five percent (5%) of the then unpaid Rent due over the balance of the existing Term as liquidated damages and
(ii) the cost of repairs, alterations, redecorating and Landlord's other reasonable expenses including brokerage commissions, Tenant agrees to pay to Landlord such deficiency upon demand. If Landlord has not terminated this Lease or Tenant's right of possession, Landlord shall have no obligation to mitigate damages, and may permit the Premises to remain vacant or abandoned; in such case, Tenant may seek to mitigate damages by attempting to sublease the Premises or assign this Lease (subject to Article 7).

    16.3 Any other act or acts resulting in the termination of Tenant's right to possession of the Premises shall not relieve Tenant from Tenant's obligation to pay the rent hereunder during the balance of the Term or any extension thereof, except as herein expressly provided. Landlord may collect and receive any rent due from Tenant, and the payment thereof shall not constitute a waiver of any rights or remedies which Landlord has in equity or at law or by virtue of this Lease.

    16.4 The acceptance of liquidated damages by Landlord shall not preclude Landlord from the subsequent enforcement of any of the covenants or agreements of this Lease, nor shall any other act which infers recognition of the tenancy operate as a waiver of Landlord's right to terminate this Lease or operate as an extension of this Lease. Notwithstanding any reletting by Landlord without termination of this Lease as allowed above or by law, Landlord may, at any time thereafter, elect to terminate this Lease for any such previous breach.

ARTICLE 17:  Surrender of Possession

    17.1 On or before the date this Lease and the Term hereby created terminates, or on or before the date Tenant's right of possession terminates, whether by lapse of time or otherwise, Tenant shall:

    17.1.1 restore the Premises to the same condition as they were in at the beginning of the Term (except for reasonable wear and tear and as otherwise provided in Article 9 of this Lease) and remove those alterations, improvements or additions (except the original leasehold improvements) installed by Tenant or acquired by Tenant from former tenants which Landlord shall request Tenant to remove;

    17.1.2 remove from the Premises and the Building all of Tenant's personal property; and

    17.1.3 surrender possession of the Premises to Landlord.

    17.2 If Tenant shall fail or refuse to restore the Premises to the above-described condition on or before the above-specified date, Landlord may put the Premises in such condition and recover from Tenant Landlord's reasonable cost of so doing. If Tenant shall fail or refuse to comply with Tenant's duty to remove all personal property from the Premises and the Building on or before the above- specified date, the parties hereby agree and stipulate that Landlord may, at its election:

    17.2.1 treat such failure or refusal as an offer by Tenant to transfer title to such personal property to Landlord, in which event title thereto shall thereupon pass under this Lease as a bill of sale to and vest in Landlord absolutely without any cost either by set-off, credit, allowance or otherwise, and Landlord may, at its option, dispose of all or any part of said personal property in any manner that Landlord shall choose;

    17.2.2 treat such failure or refusal as conclusive evidence on which Landlord shall be entitled absolutely to rely and act, that Tenant has forever abandoned such personal property, and without accepting title thereto, Landlord may, at Tenant's expense, remove, store, destroy, discard or otherwise dispose of all or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or to any other person.

    17.3 The failure of Tenant to remove all personal property from the Premises and the Building shall forever bar Tenant from bringing any action or from asserting any liability against Landlord with respect to any such property which Tenant fails to remove. If Tenant shall fail or refuse to surrender possession of the Premises to Landlord as required by the terms of this Lease, Landlord may forthwith re-enter the Premises and repossess itself thereof as of its former estate and remove all persons and effects therefrom, using such force as may be necessary, without being guilty of any manner of trespass or forcible entry or detainer.

ARTICLE 18:  Holding Over

    Tenant shall pay to Landlord one and one half (1 1/2) times the Base Rent plus rent adjustments then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also shall pay all damages sustained by Landlord on account thereof. The provisions of this Article shall not operate as a waiver by Landlord of any right of re-entry hereinbefore provided. At the option of Landlord, expressed in a written notice to tenant, such holding over shall constitute a renewal of this Lease for a period from month to month or a renewal for a period of one year.

ARTICLE 19:  Subordination

    This Lease and all rights of Tenant hereunder are subject and subordinate to any mortgage or mortgages, blanket or otherwise, which do now or may hereafter affect all or a portion of the real property of which the Building forms a part and to any and all renewals, modifications, consolidations, replacements and extensions thereof, provided, this Lease shall only be subordinate to Mortgages entered after the date of this Lease, if the Holders thereof agree to recognize this Lease, and not disturb Tenant's occupancy hereunder (so long as Tenant does not commit an uncured Default hereunder). Tenant shall, upon at least ten (10) days' prior notice execute, acknowledge and deliver to Landlord any and all instruments that may be necessary or proper to subordinate this Lease and all rights of Tenant hereunder to any such mortgage or mortgages or to confirm or evidence such subordination. Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of any such mortgage, or in the event there is a transfer in lieu of such foreclosure proceedings, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or in such transfer, if so requested to do by such purchaser, and to recognize such purchaser as the Landlord under this Lease. Tenant agrees to execute and deliver at any time and from time to time, within ten (10) days after receipt of written request of Landlord or of any holder of such mortgage or of such purchaser, any instrument which, in the sole judgment of such requesting party, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment. Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease, or the obligations of Tenant hereunder in the event any such foreclosure proceeding is brought, prosecuted or completed or in the event of any transfer in lieu thereof.

ARTICLE 20:  Compliance with Laws

    Tenant and Landlord shall operate the Premises and Building respectively in compliance with all applicable federal, state and municipal laws, ordinances, and regulations (except those requiring the installation of a fire-protection system or structural alterations to the Building) and shall not knowingly, directly or indirectly, make any use of the Premises or Building which is prohibited by any such laws, ordinances or regulations.

ARTICLE 21:  Estoppel

    Tenant agrees that from time to time within ten (10) days after receipt of written request by Landlord, Tenant, or Tenant's duly authorized representative having knowledge of the following facts, will deliver to Landlord a statement in writing certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect); (b) the dates to which the rent and other charges have been paid; (c) that, to the best knowledge of Tenant, the Landlord is not in default under any provisions of this Lease, or, if in default, the nature thereof in detail; (d) that all work required to be performed by Landlord has been substantially completed; (e) Tenant is in possession of the Premises; and
(f) to any other matters which Landlord may reasonably request.

ARTICLE 22:  Certain Rights Reserved by Landlord

    22.1 Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for set-off or abatement of rent:

    22.1.1 To change the Building's name or street address.

    22.1.2 To install, affix and maintain any and all signs on the exterior and/or interior of the Buildings (not in Premises).

    22.1.3 To designate and/or approve, prior to installation by Tenant, all types of window shades, blinds, drapes, awnings, window ventilators, and other similar equipment, and all internal lighting, fixtures or equipment within the Premises that may be visible from the exterior of the Building.

    22.1.4 To reserve to Landlord the exclusive right to designate, limit, restrict and/or control any business or any service in or to the Building and its tenants, provided that the charges therefor are reasonable.

    22.1.5 To grant to anyone the exclusive right to conduct any business or render any service in or to the Building.

    22.1.6 Upon reasonable advance verbal notice to show the Premises to prospective tenants at reasonable hours during the last nine (9) months of the Term and, if vacated during the Term, to prepare the Premises for re-occupancy.

    22.1.7 To approve the weight, size and location of safe and other heavy equipment and bulky articles in and about the Premises and the Building (so as not to overload the floor of the Premises) . Any damages done to the Building or Premises or to other tenants in the Building by taking in or putting out safes, furniture or other articles, or from overloading the floor in any way, shall be paid by Tenant. Movements of Tenant's property into or out of the premises are entirely at the risk and responsibility of Tenant.

    22.1.8 To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises.

    22.1.9 To enter the Premises to make inspections, repairs, alterations or additions in or to the Premises or Building at reasonable times and at any time in the event of emergency, and to perform any acts related to the safety, protection, preservation, sale or improvement of the Premises or the Building.

    22.1.10 To decorate or make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purpose upon reasonable advance verbal notice (except in emergency) to enter into the Premises and during the continuance of any of said work, to interrupt or temporarily suspend Building services and facilities, all without abatement of rent or affecting any of Tenant's obligations hereunder so long as the Premises are reasonably accessible and provided such work is diligently prosecuted.

    22.1.11 To reasonably approve in writing all telegraph, telephone, signal, alarm and electric connections which Tenant may desire before the same are installed, and to approve, at Landlord's sole discretion, the location of all wires and the work in connection therewith.

    22.1.12 To control and prevent access to the parking areas, sidewalks, entrances, passages and roof by all persons whose presence in Landlord's reasonable judgment shall be prejudicial to the safety, character, reputation and interest of the Building and the Building's tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business, unless such persons are engaged in illegal or objectional activities.

    22.1.13 To provide for the display of the name and location of tenants and to specify the manner in which Tenant is listed on the Building directory.

    22.1.14 To establish controls for the purposes of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Premises and all persons using the Building after normal office hours.

    22.1.15 To erect, use and maintain necessary pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises at reasonable locations.

    22.2 Landlord, its beneficiaries and their respective agents or employees, may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant.

ARTICLE 23:  Rules and Regulations

    23.1 Tenant agrees for itself, its employees, agents, servants, clients, customers, invitees, licensees and guests to observe and comply at all times with the following rules and regulations and with. such reasonable modifications thereof and additions as Landlord may from time to time make for the building, and that failure to observe and comply with such reservations, rules and regulations shall constitute a default under this Lease:

    23.1.1 No sign, picture, advertisement or notice, typewritten or otherwise, shall be displayed, inscribed, painted or affixed on any part of the outside or inside of the Building, except as approved by Landlord.

    23.1.2 Tenant shall not, without Landlord's written consent, put up or operate any steam engine, boiler, stove, machinery or mechanical devices upon Premises or carry on any mechanical business of a nature not directly related to Tenant's permitted use of the Premises.

    23.1.3 Tenant shall not use oil, burning fluids, camphene, kerosene or natural gas for heating, warming or lighting in or about the Building or Premises.

    23.1.4 No explosives or other articles deemed extra hazardous shall be brought into the Premises.

    23.1.5 Tenant shall not in any manner deface or injure the Building or any part thereof or overload the floors of the Premises.

    23.1.6 Tenant shall not make noises, cause disturbances or vibrations, or use or operate any electrical or electronic devices or other devices that emit sound or other waves of disturbances, or create odors, any of which may be offensive to other tenants and occupants of the Building, or that would interfere with the operations of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Premises.

    23.1.7 Tenant, its customers, invitees, licensees, agents, servants, employees and guests shall not encumber or obstruct sidewalks, entrances, passages or courts in or about the Building.

    23.1.8 No bicycle or other vehicle and no animals, birds or other pets shall be allowed in any part of the Building or the Premises.

    23.1.9 Tenant shall not cause, maintain or permit any nuisance or commit or suffer the commission of any waste in, on or about the Premises, and Tenant agrees to cooperate fully with Landlord to assure the most effective operation of the Building.

    23.1.10 Tenant assumes full responsibility for protecting the Premises from weather, theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

    23.1.11 Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

    23.1.12 Tenant shall not install or cause to be installed any automatic garbage disposal equipment without the prior written consent of Landlord.

    23.1.13 Tenant shall cooperate and participate in all security programs affecting the Building. The exercise of any security measures by Landlord, its beneficiaries and their respective agents and employees and the resulting interruption of service and/or cessation of Tenant's business, if any, shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord, its beneficiaries and their respective agents and employees liable to Tenant for any resulting damages or relieve Tenant from Tenant's obligations under this Lease.

    23.1.14 Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building.

    23.1.15 Tenant shall neither use the name of the Building, except as the address of its business, nor pictures of the Building in correspondence, notices, advertising or other publicity without Landlord's prior written consent.

    23.1.16 Tenant shall comply with all applicable codes of professional conduct and shall not advertise or conduct its profession or business carried on in the Premises in any manner which violates the letter or spirit of such codes.

    23.1.17 Tenant, its customers, invitees, licensees and guests shall not go upon the roof of the Building or enter into areas reserved exclusively for the use of the Landlord, its employees, or invitees.

    23.1.18 Whenever requested by Landlord, Tenant will supply upon demand a list of all Tenant's employees working at the Premises, together with facsimiles of their signatures.

    23.1.19 No locks shall be changed or additional locks installed without the prior written consent of Landlord. Upon termination of this Lease or of Tenant's possession, Tenant shall surrender all keys to the Premises and shall make known to Landlord the combination of all combination locks on all safes, cabinets and vaults that may be located within the Premises.

    23.2 Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any rule or regulation, nor shall such non-performance in any way affect Tenant's obligation to adhere to such rules and regulations.

ARTICLE 24:  Miscellaneous

    Landlord and Tenant further covenant with each other that:

    24.1 All rights and remedies of Landlord under this Lease shall be cumulative, and none shall exclude any other rights and remedies allowed by law.

    24.2 The word "Tenant" wherever used herein shall be construed to mean Tenants in all cases where there is more than one (1) tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

    24.3 Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit of not only Landlord and Tenant, but also their respective heirs illegal representatives, successors and assigns. References to "Landlord" herein shall be interpreted as including Landlord's beneficiaries, who shall have the right to enforce the obligations of Tenant in this Lease set forth in their own names or through an agent.

    24.4 All of the representations and obligations of Landlord are contained herein and no modification, waiver or amendment of this Lease or any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord or a duly authorized agent.

    24.5 No rights to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

    24.6 Sectional headings in this Lease are solely for the convenience of reference and shall not in any way limit or amplify the terms and provisions hereof.

    24.7 The submission of this Lease for examination does not constitute an offer to lease, or a reservation of or option for the Premises,and this Lease becomes effective only upon execution thereof by Landlord and delivery to Tenant.

    24.8 Landlord's receipt of money from Tenant shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies which Landlord has in equity or at law or by virtue of this Lease.

    24.9 No waiver of any default of Tenant hereunder shall be implied form any failure by Landlord to take any action on account of such default, whether or not such default persists or is repeated, and no express waiver shall affect any default other than the default specified in such waiver and then only for the time and to the extent therein stated.

ARTICLE 25:  Notice

    25.1 Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified or registered mail, postage prepaid. Such notices shall be deemed to have been given upon receipt thereof by the party to whom the notice was given.

    25.2   All notices to Landlord shall be sent to Landlord in care of:

                 JMB Properties Company
                 900 North Michigan Avenue
                 Chicago, Illinois 60611
                 Attention:General Counsel

or at such other address as Landlord may designate by written notice and all notices to Tenant shall be sent or delivered to the Premises or such other address as Tenant shall designate by written notice. All notices to Tenant shall be sent to Tenant in care of:

                 Westell Incorporated
                 101 Kendall Point Drive
                 Oswego, Illinois 60543
                 Attention:Curtis L. Benton

ARTICLE 26:  Landlord's Obligation on Sale of Building

    In case Landlord or any successor-owner of the Building shall convey or otherwise dispose of any portion thereof to another person, such other person who shall become owner of the Building or such portion thereof, shall thereupon be and become Landlord hereunder and shall assume fully in writing and be liable for all liabilities and obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, and such original Landlord or successor-owner of the Building or such portion thereof shall, from and after the date of conveyance, be free of all liabilities and obligations not then incurred.

ARTICLE 27:  Brokers

    Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker, other than CB Commercial and Realsource, Inc., in the negotiation or making of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from any claim or claims as well as costs and expenses including attorneys' fees incurred by Landlord in conjunction with any such claim or claims, or of any broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease.

ARTICLE 28:  Modifications

    Should any mortgage, leasehold or otherwise, require a modification or modifications of this Lease, which modification or modifications will not bring about any increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees to so modify this Lease.

ARTICLE 29:  Quiet Enjoyment

    So long as Tenant shall perform its obligations under this Lease, it shall be entitled to peaceful and quiet enjoyment of the Premises, subject to the terms hereof.

ARTICLE 30:  Costs, Expenses, and Attorneys' Fees

    In case Landlord shall, without fault on its part, be made a party of any litigation commenced by or against Tenant, then Tenant shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in successfully enforcing Tenant's covenants and agreements in this Lease.

Landlord shall pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Tenant in successfully enforcing Landlord's covenants and agreements in this Lease.

ARTICLE 31:  Prohibition Against Recording

    Neither this Lease, nor any memorandum affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.'

ARTICLE 32:  Security Deposit

    Intentionally omitted.

ARTICLE 33:  Trustee Clause

    It is expressly understood and agreed that this Lease is executed on behalf of LASALLE NATIONAL TRUST, N.A., not personally but as trustee as aforesaid, in the exercise of the power and authority conferred upon and invested in it as such Trustee, and under the direction of the beneficiaries of a certain Trust Agreement, dated August 1, 1979 and known as Trust No. 101293. It is further expressly understood and agreed that LASALLE NATIONAL TRUST, N.A., as Trustee as aforesaid, has no right or power whatsoever to manage, control or operate said real estate in any way or to any extent and is not entitled at any time to collect or receive for any purpose, directly or indirectly, the rents, issues, or profits or proceeds of said real estate or any lease or sale of any mortgage or any disposition thereof. Nothing in this Lease contained shall be construed as creating any personal liability or personal responsibility of the trustee or any of the beneficiaries of the trust, and in particular, without limiting the generality of the foregoing there shall be no personal liability to any indebtedness accruing hereunder or to perform any covenant, either expressly or implicitly herein contained, or to keep, preserve or sequester any property of said trust, or for said trustee to continue as said Trustee; and that so far as the parties herein are concerned, the owner of any indebtedness or liability accruing hereunder shall, from time to time look solely to the trust estate, subject to the provisions of said Trust Agreement thereof, Tenant hereby expressly waiving and releasing said personal liability and personal responsibility on behalf of itself and all persons claiming by, through or under Tenant.

ARTICLE 34:  Option to Extend

    Tenant is hereby granted an option to extend the Term for two (2) additional periods of two (2) consecutive years (each such period being referred to herein as an "Extension Period"), on the same terms and conditions in effect under the Lease immediately prior to the Extension Period, except that Monthly Base Rent for the Extension Period shall be increased to the Prevailing Rental Rate but in no event shall the Prevailing Rental Rate exceed $16.00 per rentable square foot for the first Extension Period and $17.00 per rentable square foot for the second Extension Period, and Tenant shall have no further option to extend. "Prevailing Rental Rate" means the average per square foot rental rate per month for all leases approximately as long as the Extension Periods, executed by tenants for similar uses for comparable space in the Building during the six (6) months immediately prior to the date upon which such Prevailing Rental Rate is to become effective, where such renewal rates were not set by the terms of such leases, subject to reasonable adjustments for comparable space on more desirable, or less desirable, floors or areas of the Building. If leases for no such comparable space have been renewed during such six (6) month period, the rental rates used for purposes of this provision shall, be adjusted to the amounts Landlord would have used had leases for such comparable space been renewed. The option to extend may be exercised only by giving Landlord irrevocable and unconditional written notice thereof no later than six (6) months prior to the commencement of the relevant Extension Period, and said exercise shall, at Landlord's election, be null and void if Tenant is in default under the Lease at the date of said notice or at any time thereafter and prior to commencement of the Extension Period. In all cases, the Prevailing Rental Rate shall be determined without regard to any free rent periods, improvement allowances, take-over lease obligations, or other economic incentives.

    If the parties are unable to agree on the Prevailing Rental Rate with sixty
(60) days after the commencement of the Extension Period, either party may request that the Prevailing Rental Rate by determined by arbitration, under the Commercial Arbitration Rules of the American Arbitration Association then in effect. Such determination shall be final and binding upon the parties. In recognition that the Prevailing Rental Rate will not be determined until after the commencement of the Extension Period, Tenant shall pay, during each Extension Period until the Prevailing Rental Rate is determined, one hundred fifty percent (150%) of the amount of Rent in effect immediately prior thereto (including Base Rent and all other charges). If the Prevailing Rental Rate is determined to be greater or lesser than such amount, Tenant shall pay Landlord, or Landlord shall pay Tenant, as the case may be, within thirty (30) days after written request therefor, the difference between the amount required by such determination of the Prevailing Rental Rate, and the amount of Rent theretofore paid by Tenant during the Extension Period.

    In no event shall the Prevailing Rental Rate as determined by the parties or by arbitration be less than the Base Rent rental rate for the Lease Year immediately preceding the relevant Extension Period nor more than $16.00 per rsf for the first Extension Period nor more than $17.00 per rsf for the second Extension Period.

    If Tenant shall fail to exercise either the options herein provided, said options shall terminate, and shall be null and void and of no further force and effect. Tenant's exercise of said option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default.
If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise either option herein provided., or if Tenant shall have subleased or assigned all or any portion of the Premises, then immediately upon such termination, sublease or assignment, the option herein granted to extend the Term, shall simultaneously terminate and become null and void. Such option is personal to Tenant. Under no circumstances whatsoever shall the assignee under a partial assignment of the Lease, or a subtenant under a sublease of the Premises, have any right to exercise either option to extend granted herein. Time is of the essence of this provision.

ARTICLE 35:  Right of First Offer

    Landlord agrees that at any time that Landlord desires to lease any space in the Building which is or may become available (each such space being referred to singularly as "Additional Space" and collectively, as, the "Additional Spaces") to any person or entity (other than to an existing tenant of Additional Space if such tenant had, with respect to such Additional Space, in its original lease, a right to renew or extend the term of such lease or, with regard to an existing tenant in the Building, had a right of first opportunity to lease in regard to such space), Landlord shall first offer, in writing (the "Offer Notice") the Additional Space to Tenant upon the basic economic terms upon which, in Landlord's good faith and judgment, Landlord will attempt to lease, such space to third parties, provided that the Base Rent for such Additional Space(s) shall be at the Base Rent set forth in Article 3 of the Lease until the earlier to occur of (i) the first day of the third Lease Year or (ii) when the Premises exceeds 45,000 rentable square feet. Tenant shall then have a period of thirty (30) days (the "Election Period") within which to elect to lease the Additional Space on the economic terms set forth in the Offer Notice, such election to be made in a written notice to Landlord within the Election Period. If Tenant does not so elect within the Election Period or if after having made such election, Tenant and Landlord fail to amend this Lease so as to add the Additional space to the Premises (Landlord and Tenant each hereby agreeing to proceed in good faith to do so), Landlord shall have the right to lease the Additional Space to any other person or entity.

    With respect to any Additional Space added to the Premises pursuant to this
Article 34, Tenant shall receive an improvement allowance for such Additional Space equal to $5.00 per rentable square foot reduced proportionately to reflect the number of days remaining in the Term:

    $5.00 times number of days remaining in Term divided by number of days in original Term, e.g. 1,460

    The Termination Fee (as defined in Article 36) shall be increased on a per rentable square foot basis to include all Additional Space added to the Premises pursuant to this Article 34.

    Landlord's obligation to offer the Additional Space at any time shall be conditioned upon Tenant not then being in default (after expiration of all cure periods) under the terms of this Lease. All rights under this Article 34 shall cease and terminate upon Tenant's written exercise of the termination of Lease as set forth in Article 36 hereof. All rights herein granted to Tenant shall be subject to any rights of existing tenants to expand and subject to existing tenants' decisions to renew their existing leases whether or not an extension or renewal option is granted in such leases.

ARTICLE 36:  Exterior Building Signage

    Tenant shall have the right to maintain signs (not to exceed two (2)) on the exterior face of the Building in locations, size and design that are acceptable to both the Landlord and the City of Aurora. The design, fabrication, installation and removal of said signs shall be at Tenant's sole cost and expense, and subject to any reasonable rules or regulations promulgated by Landlord or the City of Aurora. Landlord may also allow other tenants leasing space in the Building to maintain signs on the exterior face of the Building. At the expiration or earlier termination of the lease, Tenant shall remove all signs and restore any damage caused by such removal, all at Tenant's sole cost and expense. Any failure by Tenant to do so shall entitle Landlord to cause the removal of the signs and repair or restoration, all at Tenant's sole cost and expense and such changes shall constitute "Additional Rent" under the Lease.

ARTICLE 37:  Termination Rights

    Subject to the terms and conditions herein contained, Tenant shall have the right to terminate this Lease as of the end of either of the second or third Lease Years (each of such Lease Years being herein called a "Lease Termination Year") by so notifying Landlord, in writing, at least six (6) months prior to the last day of the applicable Lease Termination Year provided that Landlord shall have the right to reject and cancel any such election by Tenant if at the time of such election or at any time thereafter a default has occurred which has not been cured within any applicable time period outlined in Article 16. Tenant's exercise of the termination option herein contained shall be subject to the payment of a termination fee (the "Termination Fee") ninety (90) days preceding the last day of the applicable Lease Termination Year, in an amount determined as follows:

    after Second Lease Year:       $ 5.93 per square foot of rentable area of
                                   the Premises

    after Third Lease Year:        $ 3.17 per square foot of rentable area of
                                   the Premises

Failure by Tenant to make payment of the Termination Fee as aforesaid shall cause Tenant's election to terminate to be void and of no further force or effect and shall further constitute a default hereunder.

ARTICLE 38:  Exclusivity

    Landlord agrees not to lease space in the Building to any of the following tenants or knowingly to any other "competitor" of Tenant (as hereafter defined):

           -     TELLABS
           -     TELTREND
           -     CHARLES INDUSTRIES (WESCOM)
           -     NORTHERN TELCOM
           -     ADTRAN
           -     ADC
           -     AT&T NETWORK SYSTEMS
           -     ALCATEL

For purposes of this Article 38 "competitor" of Tenant shall mean any business that deals in the sale, design and/or manufacture of local telephone network transmission equipment.

           LANDLORD:

                           LaSalle National Trust, N.A., not individually, but as Trustee under a Trust Agreement dated August 1, 1979 and known as Trust No. 101293.


                           By:___________________________________

                              Its:_______________________________


           TENANT:

                           Westell, Incorporated


                           By:___________________________________

                              Its:_______________________________